EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

Dated as of July 14, 2017

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT AND CONSENT (this “Amendment”) among AGILENT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and BNP PARIBAS, as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)

The Company, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of September 15, 2014 (as extended and amended to date, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

(2)	The Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
(3)

In accordance with Section 2.08(d) of the Credit Agreement, the Company has requested that the Commitments be increased by US$300,000,000 (increasing the aggregate amount of the Lenders’ Commitments to US$1,000,000,000).

Section 1.  Amendments to Credit Agreement.

The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)The following new definitions are added to Section 1.01 in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Qualifying Material Acquisition” means an Acquisition made by the Company or any of its Subsidiaries if the aggregate amount of consideration for such Acquisition is at least $500,000,000 and the Company has designated such transaction as a “Qualifying Material Acquisition” by written notice (a “QMA Notice”) to the Administrative Agent; provided that such QMA Notice shall be irrevocable and the applicable QMA Notice Date must occur on or prior to the date that is 90 days after the consummation of such Acquisition (such date of consummation, the “QMA Consummation Date”).

“QMA Consummation Date” has the meaning set forth in the definition of “Qualifying Material Acquisition”.

“QMA Notice” has the meaning set forth in the definition of “Qualifying Material Acquisition”.

“QMA Notice Date” means, with respect to any QMA Notice, the date on which such QMA Notice is delivered to the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)The definition of “Adjusted LIBO Rate” in Section 1.01 is amended by adding to the end thereof the following proviso:

provided, that if the Adjusted LIBO Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(c)The definition of “Consolidated EBITDA” in Section 1.01 is hereby amended by deleting the phrase “(i) consolidated interest expense for such period” and replacing it with “(i) consolidated interest expense, amortization or writeoff of debt discount and debt issuance or refinancing costs and commissions, discounts and other fees and charges associated with Indebtedness or the repayment, repurchase or retirement of Indebtedness or the amendment or modification of any Indebtedness, for such period.”

(d)The definition of “Defaulting Lender” in Section 1.01 is hereby amended by restating clause (d) thereof in full to read as follows:

(d) has become the subject of a Bankruptcy Event or a Bail-In Action.

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(e)The definition of “EURIBO Rate” in Section 1.01 is amended by adding to the end thereof the following proviso:

provided, that if the EURIBO Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(f)The definition of “Federal Funds Rate” in Section 1.01 is amended by (i) deleting the phrase “arranged by Federal funds brokers” and (ii) adding to the end thereof the following proviso:

provided, that if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(g)Article III is amended by adding to the end thereof a new Section 3.14, to read as follows:

SECTION 3.14.  EEA Financial Institution.  No Borrower is an EEA Financial Institution.

(h)Section 6.07 is amended by adding to the end thereof a proviso to read as follows:

provided that, upon the Administrative Agent’s receipt of a QMA Notice and subject to the limitations set forth in the definition of Qualifying Material Acquisition, such ratio shall be increased to 4.00 to 1.00 for the four consecutive fiscal quarters ended immediately after the applicable QMA Consummation Date; provided further that (x) if the QMA Consummation Date is the last day of a fiscal quarter, subject to clause (y), the increased ratio set forth above shall apply as of such date and the three consecutive immediately following fiscal quarters and (y) if the applicable QMA Notice Date occurs after the date on which the financial statements for the fiscal quarter (or, if applicable, fiscal year) ended immediately after (or, if applicable, on) the applicable Consummation Date are due pursuant to Sections 5.01(a) or (b), such increased ratio shall only apply for the three consecutive fiscal quarters ended immediately after such initial fiscal quarter ended immediately after (or, if applicable, on) the applicable QMA Consummation Date).  The step-up in such ratio described in the immediately preceding sentence may occur multiple times over the life of this Agreement, provided that such ratio must step back down to 3.5 to 1.0 and be tested for at least one fiscal quarter prior to such ratio being permitted to step up based on a new Qualified Material Acquisition.

(i)A new Section 10.16 is added to read as follows:

10.16.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in this Agreement, any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Note; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(j)Schedule 2.01 is amended in full to read as set forth as Annex A to this Amendment.

Section 2.  Conditions of Effectiveness

.  This Amendment (other than Section 1(j) hereof) shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders.  Section 1(j) of this Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment and an Accession Agreement executed by the Company and each of the Increasing Lenders.

Section 3.  Representations and Warranties of the Company

.  The Company represents and warrants as follows:

(a)	the representations and warranties made by the Borrowers contained in Article III of the Credit Agreement as amended hereby are true and correct on and as of the date hereof; and
(b)	no event has occurred and is continuing that constitutes a Default.

Section 4.  Reference to and Effect on the Credit Agreement and the Loan Documents

.

(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the

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Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d)This Amendment shall be deemed to constitute a Loan Document.

Section 5.  Costs and Expenses

.  The Company agrees to pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in accordance with the terms of Section 10.03 of the Credit Agreement.

Section 6.  Execution in Counterparts

.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

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Section 7.  Governing Law

.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:  /s/ Guillermo Gualino
Name:  Guillermo Gualino
Title:    Vice President, Treasurer

BNP PARIBAS, individually and as Administrative Agent

By:  /s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By:  /s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

[Signature Page to Agilent Amendment]

Consent to the forgoing Amendment to the Agilent Technologies, Inc. Credit Agreement:

CITIBANK, N.A.,

By:	/s/ Susan M. Olsen

Name:  Susan M. Olsen

Title:  Vice President

BANK OF AMERICA, N.A.

By:	/s/ Christopher G. Fallone

Name:  Christopher G. Fallone

Title:  Associate

BARCLAYS BANK PLC

By:	/s/ Christopher M. Aitkin

Name:  Christopher M. Aitkin

Title:  Assistant Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day

      Name:  Christopher Day

      Title:  Authorized Signatory

By:	/s/ Karim Rahimtoola

Name:  Karim Rahimtoola

Title:  Authorized Signatory

MIZUHO BANK, LTD.

By:	/s/ Bertram H. Tang

Name:  Bertram H. Tang

      Title:  Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Olson

Name:  Matthew Olson

      Title:  Director

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Dawn Lee Lum

Name:  Dawn Lee Lum

      Title:  Executive Director

[Signature Page to Agilent Amendment]

Consent to the forgoing Amendment to the Agilent Technologies, Inc. Credit Agreement:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

By:	/s/ Jaime Johnson

Name:  Jaime Johnson

      Title:  Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Robert Devir

Name:  Robert Devir

      Title:  Managing Director

LLOYDS BANK PLC

By:	/s/ Daven Popal

Name:  Daven Popal

      Title:  Senior Vice President

By:	/s/ Joel Slomko

Name:  Joel Slomko

      Title:  Assistant Vice President

[Signature Page to Agilent Amendment]

ANNEX A

COMMITMENT SCHEDULE

Commitment Schedule

Lender	Commitment
BNP Paribas	$130,000,000
Citibank, N.A.	$130,000,000
Bank of America N.A.	$130,000,000
Barclays Bank PLC	$90,000,000
Credit Suisse AG	$90,000,000
Mizuho Bank Ltd.	$90,000,000
Wells Fargo Bank, National Association	$90,000,000
JPMorgan Chase Bank, N.A.	$75,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$70,000,000
HSBC Bank USA, National Association	$60,000,000
Lloyds Bank plc	$45,000,000
TOTAL:	$1,000,000,000

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